Exhibit 10.30

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR OTHERWISE IN ACCORDANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE SHARES

Company:	AquaVenture Holdings Limited
Number of Shares:	The Share Number (defined in Section 1.1 below and subject to adjustment as provided herein)
Class of Shares:	Ordinary Shares
Initial Exercise Price:	The Adjusted Exercise Price (as defined in Section 1.2 below) per share
Issue Date:	September [ ], 2016
Expiration Date:	December 23, 2020

THIS WARRANT CERTIFIES THAT, for value received, receipt of which is hereby acknowledged, ORIX Finance Equity Investors, LP, a Delaware limited partnership (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the Class of Shares (the “Shares”) of AquaVenture Holdings Limited (the “Company”) at the initial exercise price per Share (the “Warrant Price”) set forth above, as constituted on the date hereof and as adjusted pursuant to the other terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.  On (i) December 23, 2013, an amended and restated warrant to purchase 431,250 (as may be adjusted) shares of Ordinary Common Shares of Quench USA Holdings LLC (“QUH”), for an initial exercise price of $1.00 per share, was issued by QUH (the “First Prior Warrant”), and (ii)  December 23, 2013, as adjusted by that certain Notice of Warrant Adjustment dated April 17, 2014, an additional warrant to purchase 525,000 (as may be adjusted) shares of Ordinary Common Shares of QUH, for an initial exercise price of $1.00 per share, was issued by QUH (the “Second Prior Warrant”; together with the First Prior Warrant, collectively, the “Old Warrants”), pursuant to a Loan and Security Agreement between Quench USA, Inc. and ORIX Ventures, LLC, dated as of October 7, 2011 (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”) (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement).  The Old Warrants were exchanged for this Warrant pursuant to a Warrant Exchange and Cancellation Agreement, dated as of September [  ], 2016 (the “Warrant Exchange and Cancellation Agreement”).

ARTICLE 1.                           SHARES; EXERCISE.

1.1       Number of Shares.  The number of Shares initially subject to this Warrant shall be the number of ordinary shares of the Company that Holder would have been entitled to receive in connection with the QLLC Merger (as that term is defined in the Warrant Exchange and Cancellation Agreement) if the Old Warrants had been exercised immediately before the QLLC Merger (the “Share Number”).

1.2       Method of Exercise.  Holder may exercise this Warrant by delivering (including a facsimile transmission) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Section 1.3, Holder shall also deliver to the Company the aggregate Warrant Price for the Shares being purchased (i) by wire transfer or by check, or (ii) by notice of cancellation of indebtedness of the Company to Holder, or (iii) a combination of (i) or (ii).  The initial exercise price per share shall be the amount derived from dividing (i) $956,250, by (ii) the Share Number once it has been determined pursuant to Section 1.1 of this Warrant (the “Adjusted Exercise Price”).

1.3                               Conversion Right.  In lieu of exercising this Warrant as specified in Section 1.2, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon the proposed whole or partial exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.  The fair market value of the Shares shall be determined pursuant to Section 1.6 below.

1.4                               Effective Date of Exercise.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date Holder is deemed to have exercised this Warrant.

1.5                               No Rights of Shareholder.  This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.  Upon exercise hereof, as set forth herein, Holder shall be deemed to be a shareholder of the Company holding the number of shares as to which this Warrant has been exercised on the date the Notice of Exercise in substantially the form attached as Appendix 1 has been delivered to the principal office of the Company with any payment or other documents called for by the terms hereof.

1.6                               Fair Market Value.  If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.  If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.  The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation.  If the Company and Holder are unable to agree on such investment banking firm, then Holder shall select three reputable investment banking firms, and from those three firms the Company shall select one to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company.  In all other circumstances, such fees and expenses shall be paid by Holder.

1.7                               Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired shall be delivered to Holder.

1.8                               Replacement of Warrants.  On receipt of an affidavit of an officer of Holder of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.9                               Acquisition of the Company or Registered Public Offering. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price shall be adjusted accordingly.  Notwithstanding the foregoing, this Warrant shall be deemed exercised in full and Holder shall be deemed to have exercised this Warrant immediately prior to any Acquisition pursuant to which the holders of ordinary shares shall be entitled to receive only cash in respect of their ordinary shares or a registered public offering.  As used herein, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company in which the holders of the Company’s voting securities before the transaction (for such purpose treating all outstanding options and warrants to purchase voting securities of the Company as having been exercised and treating all outstanding debt and equity securities convertible into voting securities of the Company as having been converted) beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.10                        Automatic Exercise Prior to Expiration.  To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one Share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 1.3 above (even if not surrendered) immediately before its expiration date as set forth in this Warrant.  For purposes of such automatic exercise, the fair market value of one Share upon such expiration shall be determined pursuant to Section 1.6 above.  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

ARTICLE 2.                           ADJUSTMENTS TO THE SHARES.

2.1                               Share Dividends or Distributions, Splits, Etc.  If the Company declares or pays a dividend or distribution on its Shares payable in ordinary shares or other securities, or subdivides the outstanding Shares into a greater amount of Shares, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2                               Reclassification, Exchange or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  Such an event shall include any conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock in connection with the closing of a registered public offering of the Company’s Common Stock.  After the occurrence of such an event, the Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property.  The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3                               Adjustments for Combinations, Etc.  If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

2.4                               Price Adjustment.  If the Company issues additional ordinary shares (including ordinary shares ultimately issuable upon conversion of a security convertible into ordinary shares) after the date of the Warrant and the consideration per additional ordinary shares is less than the Warrant Price in effect immediately before such issue, the price at which the Shares are converted to ordinary shares shall be adjusted in accordance with the treatment of the series of securities of which the Shares are part under the Company’s Fourth Amended and Restated Limited Liability Company Agreement.  For the avoidance of doubt, any adjustments made pursuant to the forgoing sentence shall be made upon conversion.

2.5                               No Impairment.  The Company shall not, by amendment of its Certificate of Formation, Fourth Amended and Restated Limited Liability Company Agreement or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.  For the avoidance of doubt, the issuance of shares ranking pari passu or senior to the ordinary shares or the amendment of the Company’s organizational documents to effect the foregoing shall not, of themselves, be deemed to impair this Warrant pursuant to this Section 2.5.

2.6                               Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder a cash amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7                               Certificate as to Adjustments; Other Adjustments.  Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.  If any change in the outstanding securities of the Company or any other event occurs, as to which the other provisions of this Article 2 are not strictly applicable, or if strictly applicable would not fairly protect the purchase rights of Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares subject to this Warrant, the Warrant Price or the application of such provisions, so as to protect such purchase rights as aforesaid and to give Holder, upon exercise for the same aggregate Warrant Price, the total number, class and kind of securities as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such securities until after the event requiring the adjustment.

ARTICLE 3.                           REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1       Representations and Warranties.  The Company hereby represents and warrants to Holder as follows:

(a)         The initial Warrant Price hereunder is not greater than (i) the price per share at which the Shares were last issued in an arm’s length transaction in which at least $500,000 of the Shares were sold, or (ii) the fair market value of the Shares as of the date of this Warrant.

(b)         All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company shall, at all times, reserve a sufficient number of Shares for issuance upon Holder’s exercise of its rights hereunder.

3.2       Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its ordinary shares, whether in cash, property, shares, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights; (c) to effect any reclassification or recapitalization of ordinary shares; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 30 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of ordinary shares will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 30 days prior written notice of the date when the same will take place (and specifying the date on which the holders of ordinary shares will be entitled to exchange their ordinary shares for securities or other property deliverable upon the occurrence of such event);

and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3       Information Rights.  So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) annual financial statements, audited by independent certified public accountants, and certified by an Officer of the Company, within one hundred and eighty (180) days after the end of each fiscal year of the Company, (c) a Company-prepared quarterly financial statement of the Company, within forty-five (45) days after the end of each fiscal quarter of the Company, and (d) a Company-prepared monthly financial statement of the Company, within thirty (30) days after the end of each month.

3.4       Registration Under Securities Act of 1933, as amended.  The Company agrees that with respect to the Shares Holder shall have the same registration rights as may be provided to the other holders of Shares from time to time.

3.5       Prohibition on Transfers of Shares to Competitors.  Holder may not at any time transfer this Warrant or any Shares to any person or entity that engages in any business activity that is in competition, directly or indirectly, with the products or services being developed, offered, marketed, sold or licensed by the Company.  The determination of whether any proposed transferee engages in any business activity that is in competition with those of the Company shall be made by the Board of Directors of the Company in good faith.  This prohibition shall be applicable in addition to and separately from the other provisions hereof.

ARTICLE 4.                           REPRESENTATIONS, WARRANTIES OF HOLDER.  Holder represents and warrants to the Company as follows:

4.1       Purchase for Own Account.  Except for transfers to Holder’s affiliates, this Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the 1933 Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2       Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3       Investment Experience. Holder:  (i) has experience as an investor in securities and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4       Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

ARTICLE 5.                           MISCELLANEOUS

5.1       Term.  This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

5.2       Legends.  This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AS PERMITTED UNDER APPLICABLE LAW.

5.3       Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.4       Transfer Procedure.  Subject to the provisions of Section 5.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.5       Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, to such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or Holder from time to time.

5.6       Waiver; Amendment. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7       Issue Tax.  The issuance of the securities subject to this Warrant shall be made without charge to Holder for any issue tax (other than applicable income taxes) in respect thereof.

5.8       Attorneys Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs reasonably incurred in such dispute, including reasonable attorneys’ fees.

5.9       Governing Law. This Warrant and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of Holder and the Company shall be governed by, and construed in accordance with the internal laws (and not the conflict of laws rules) of the State of New York.

[Signatures on Next Page]

Company:

AquaVenture Holdings Limited

By
Name: Lee Muller
Title: Chief Financial Officer

Holder:

ORIX Finance Equity Investors, LP, a
Delaware limited partnership

By
Name: Christopher L. Smith
Title: Authorized Signatory

[Signature Page—Warrant to Purchase Shares]

APPENDIX 1

NOTICE OF EXERCISE

1.                                      The undersigned hereby elects to purchase               ordinary shares of AquaVenture Holdings Limited pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.                                      The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant.  This conversion is exercised with respect to                       of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.                                      Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

3.                                      The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

Date